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                                                                  EXHIBIT 10.13


                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         THIS SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS ("this Agreement") is made and entered into as of this 24th day of February 1997, by and between Cimetrix, Inc. ("Cimetrix") and Claude O. Goldsmith ("Goldsmith").

         NOW THEREFORE, in consideration of the mutual covenants, obligations, representations, warranties and releases contained herein, the parties mutually agree as follows:

                                   BACKGROUND

         1. Cimetrix is a Nevada corporation with its principal place of business located in Provo, Utah.

         2. Goldsmith has been a shareholder of Cimetrix since 1990. In 1994, Goldsmith served as an officer and director of Cimetrix.

         3. In February 1996, Cimetrix commenced an action against Goldsmith and others in the Fourth Judicial District Court for the State of Utah, styled Cimetrix, Inc. v. Scolas, et al, Civ. No. 960400085CV ("the litigation").

         4. In the litigation, Cimetrix asserted venous claims against Goldsmith including claims related to certain shares of Cimetrix common stock held by Goldsmith, claims related to a stock option agreement between Goldsmith and Cimetrix and claims arising from alleged threats of litigation against Cimetrix made by Goldsmith.





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         5. In the litigation, Goldsmith asserted various counterclaims against
Cimetrix, including claims of breach of contract, fraud and conversion.


                           PURPOSE OF THIS AGREEMENT


         6. The purpose of this Agreement is to settle and compromise all aspects of the litigation between Goldsmith and Cimetrix and to release all claims asserted or which might have been asserted in the litigation between Goldsmith and Cimetrix, and all claims which either Cimetrix or Goldsmith may have as of the date of this Agreement against each other.


                              DISMISSAL OF ACTION.

         7. Cimetrix agrees to dismiss with prejudice its complaint against Goldsmith in its entirety and Goldsmith agrees to dismiss with prejudice his counterclaim against Cimetrix in its entirety.

         8. The parties agree that they will take all steps necessary to have the litigation between them dismissed with prejudice, including the execution of a stipulation of dismissal with prejudice in a form acceptable to counsel for both parties.

                                   COVENANTS

         9. Cimetrix represents and covenants that its Board of Directors has approved this Agreement, and that the representative of Cimetrix signing this Agreement is duly authorized to execute it on Cimetrix's behalf.





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         10. In 1995, Cimetrix and Goldsmith entered into an Option Agreement
("the Option"). Cimetrix and Goldsmith agree and acknowledge that Goldsmith's attempted exercise of his rights under the Option in February 1996 was ineffective, invalid and void ab initio. Contemporaneously with the execution of this Agreement, Cimetrix shall deliver to Goldsmith checks totalling $268,387 to reimburse Goldsmith for the $250,000 option price, $3,887 Social Security tax, and $14,500 Medicaid tax Goldsmith paid to Cimetrix in February 1996 in connection with Goldsmith's ineffective attempt to exercise the Option.

         11. Cimetrix shall issue a corrected W-2C and a corrected Form 1099 to Goldsmith and the United States Internal Revenue Service ("IRS") by February 28, 1997 reflecting that Goldsmith received no wages or other income in connection with the ineffective attempt to exercise the Option. Cimetrix shall confirm that Goldsmith's attempted exercise of the Option was ineffective if the IRS or other taxing authority questions or challenges the corrected W-2C or the corrected Form 1099 Cimetrix agrees to take reasonable steps to inform Goldsmith if the IRS or other taxing authority contacts Cimetrix with respect to Goldsmith; provided, however, that Cimetrix's failure to do so shall not be deemed a material breach of this Agreement.

         12. Cimetrix acknowledges that Goldsmith's sale of 7,000 shares of Cimetrix common stock in February 1996 was valid and that Goldsmith may retain the proceeds of that sale

         13. Goldsmith now has in his possession certificates representing 38,000 shares of Cimetrix common stock, the validity of which Cimetrix challenged in the litigation. Cimetrix and Goldsmith acknowledge and agree that 12,000 of the 38,000 shares were invalidly issued






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and void ab initio. Cimetrix and Goldsmith agree that Goldsmith may retain
26,000 shares of the Cimetrix common stock currently in his possession, which shares shall be unrestricted. Goldsmith shall tender his existing certificates for 38,000 shares of Cimetrix, and Cimetrix, at the same time, shall deliver to Goldsmith a new, unrestricted certificate for 26,000 shares. In no event shall this exchange of certificates be delayed by either party beyond March 7, 1997. Cimetrix shall give all consents necessary to allow Goldsmith to sell or transfer these shares as he sees fit.

         14. With respect to the 12,000 shares of Cimetrix common stock which the parties agree was invalidly issued and void ab initio, in the event the IRS or other taxing authority challenges the cancellation and/or attempts to classify it as a disposition triggering any taxable gain, Cimetrix agrees to inform the IRS and other taxing authorities that such shares were void ab initio and invalidly issued.

                                    RELEASES

         15. In consideration for the various covenants and promises set forth above, Cimetrix for itself and for its officers, directors, stockholders, employees and agents, hereby releases, waives, acquits and discharges Goldsmith and Goldsmith's heirs, successors, agents, attorneys and assigns from any and all claims, actions, demands, losses, causes of action, damages, attorneys fees, costs, judgments, liens, indebtedness and liabilities whatsoever, known or unknown, suspected or unsuspected, past or present, absolute, contingent or otherwise arising





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from or in any way related to the relationship between the parties or the transactions and occurrences giving rise to the litigation.

         16. In consideration for the various covenants and promises set forth above, Goldsmith for himself and for his heirs, successors and assigns, hereby releases, waives, acquits and discharges Cimetrix and all of its directors, officers, shareholders, supervisors, employees, agents, attorneys and representatives from any and all claims, actions, demands, losses, causes of action, damages, attorneys fees, costs, judgments, liens, indebtedness and liabilities whatsoever, known or unknown, suspected or unsuspected, past or present, absolute, contingent or otherwise arising from or in any way related to the relationship between the parties or the transactions and occurrences giving rise to the litigation.

     ENFORCEMENT OF OBLIGATIONS CREATED BY THIS AGREEMENT

         17. In any action brought to enforce the obligations imposed by this Agreement, the prevailing party shall be entitled to recover actual attorneys fees and expenses from the nonprevailing party


                            MISCELLANEOUS PROVISIONS

         18. This Agreement contains the entire understanding of the parties with respect to the matters addressed herein and no representations or provisions have been made between the parties except as contained herein. The provisions of this Agreement are integrated and they






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shall not be modified, revoked, waived, altered or amended except by an instrument in writing signed by both parties.

         19. This Agreement is to be governed by and construed in accordance with Utah law.

         20. This Agreement may be executed by the parties in counterparts

         IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement and Mutual Release of Claims on the date first above written.


                                   /s/ Claude O. Goldsmith
                                   -------------------------------
                                   Claude O. Goldsmith



                                   Cimetrix, Inc.



                                   By /s/ Paul A. Bilzerian
                                      ----------------------------

                                   Its President
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                             MUTUAL GENERAL RELEASE

         This Mutual General Release ("Agreement") is entered into by and between Claude O. Goldsmith ("Goldsmith") and Paul A. Bilzerian ("Bilzerian")

                                    RECITALS

         Goldsmith and Bilzerian deem it to be in their best interests and to their mutual advantage to forever settle, adjust and compromise all controversies and disputes of any kind existing between them as of the date of this Agreement.

                                 MUTUAL RELEASE

         Goldsmith and Bilzerian hereby forever release and discharge each other, and all of their respective agents, attorneys, heirs, administrators, predecessors, successor and assigns, from any and all claims, demands and causes of action of any kind or nature that Goldsmith or Bilzerian ever had or claimed to have had or now have or claim to have against each other.

         The parties warrant and represent that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claims, demands or action released by them herein, and that they agree to indemnify, defend and save each other harmless from all claims, expenses and liabilities arising from any prior assignment or transfer of any such claims, demands or causes of action.




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         By entering into this Agreement, the parties do not admit or concede any liability, and expressly deny engaging in any illegal, unlawful or improper conduct.

         This Agreement may be executed by the parties in counterpart.

DATED: February 24, 1997           /s/ Claude O. Goldsmith
                                   ----------------------------------
                                   CLAUDE O. GOLDSMITH

DATED: February 24, 1997           /s/ Paul A. Bilzerian
                                   ----------------------------------
                                   PAUL A. BILZERIAN










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